UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2009

Eli Lilly and Company
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lilly Corporate Center, Indianapolis, Indiana		46285
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-276-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2009, the Board of Directors of Eli Lilly and Company elected R. David Hoover as a new member, effective June 1, 2009. Hoover, 63, currently serves as chairman, president, and chief executive officer of Ball Corporation. As a member of the Lilly board, Hoover will serve on the board’s audit and compensation committees. He will serve under interim election and will stand for election by Lilly shareholders at the company’s annual meeting in 2010.

Mr. Hoover has served as chairman, president, and CEO of Ball Corporation since April 2002 and as president and CEO since January 2001. He joined Ball Corporation in 1970 and served in various leadership positions. He was elected senior vice president and chief financial officer in 1992. He was named executive vice president and elected to the company's board of directors in 1996. In 1998 he was elected vice chairman, in addition to the role of chief financial officer. Mr. Hoover became president of Ball Corporation on January 2000, and was named chief operating officer in April 2000. Mr. Hoover is a member of the boards of Energizer Holdings, Inc.; Qwest Communications International Inc.; and Irwin Financial Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eli Lilly and Company

June 2, 2009	By:	James B. Lootens

Name: James B. Lootens
Title: Secretary and Deputy General Counsel